Exhibit 99.1

SolarWinds Announces First Quarter 2012 Results

AUSTIN, Texas – April 26, 2012 – SolarWinds® (NYSE: SWI), a leading provider of powerful and affordable IT management software, today reported results for its first quarter ended March 31, 2012.

•	Record total revenue for the first quarter of $59.7 million, representing 39% year-over-year growth.

•	GAAP operating income of $23.7 million and non-GAAP operating income of $31.6 million, or a non-GAAP operating margin for the first quarter of 53%.

•	GAAP diluted earnings per share of $0.23 and non-GAAP diluted earnings per share of $0.30.

•	First quarter free cash flow of $30.9 million, representing 41% year-over-year growth.

Financial Results

SolarWinds reported record total revenue for the first quarter of 2012 of $59.7 million, a 39% increase over total revenue for the first quarter of 2011. License revenue was a record $27.5 million for the first quarter of 2012 representing a 35% increase over license revenue for the first quarter of 2011. Maintenance revenue was a record $32.2 million for the first quarter of 2012, representing a 43% increase over maintenance revenue for the first quarter of 2011.

On a GAAP basis, diluted earnings per share were $0.23 for the first quarter of 2012 compared to $0.16 for the first quarter of 2011. Non-GAAP diluted earnings per share were $0.30 for the first quarter of 2012 compared to $0.21 for the first quarter of 2011.

Net cash provided by operating activities was $28.3 million for the first quarter of 2012 compared to $18.9 million for the first quarter of 2011, representing a year-over-year increase of 50%. Free cash flow was $30.9 million for the first quarter of 2012 compared to $21.8 million for the first quarter of 2011, representing a year-over-year increase of 41%. Cash, cash equivalents, and investments at the end of the first quarter of 2012 were $171.2 million, an increase of $18.8 million from the end of the fourth quarter of 2011.

The financial results included in this press release are preliminary and pending final review by the company and its external auditors. Financial results will not be final until SolarWinds files its quarterly report on Form 10-Q for the period. Information about SolarWinds’ use of these non-GAAP financial measures is provided below under “Non-GAAP Financial Measures.”

Recent Business Highlights

“We are off to a solid start for 2012 due to the tremendous efforts of the SolarWinds team to deliver strong results for the first quarter across each of our geographies and across our product portfolio. We feel that our quarterly performance reflects the power of our disruptive business model and the success of our efforts to introduce more and more IT pros to our brand of IT management solutions,” said Kevin Thompson, SolarWinds’ President and Chief Executive Officer.

“Looking ahead, we will continue to focus our efforts on delivering the unexpected simplicity of products that just work for IT professionals – products that easily and affordably solve the real-world challenges of today’s IT environments, that do not sacrifice power for ease of use, and that rapidly increase in value over time through frequent, user-driven feature updates. We believe that this commitment will continue to set us apart from our competition and allow us to continue to grow in the IT management market,” added Thompson.

SolarWinds’ business highlights during the first quarter of 2012 include:

•

SolarWinds expanded its systems management portfolio with a new release of DameWareTM Tools and the release of Patch Manager, the patch management product acquired from EminentWare. These join the latest versions of SolarWinds Server & Application Monitor (formerly APM) and SolarWinds Synthetic End User Monitor to form a product portfolio that addresses the real-world needs of sysadmins.

•

The company continued to increase the value of its customers’ investment in SolarWinds products through new releases of SolarWinds User Device Tracker and SolarWinds Storage Manager, Powered by ProfilerTM.

•

SolarWinds launched a significant update to thwack®, its online community of more than 100,000 IT professionals. This re-launch positions thwack to be not only a trusted, go-to resource for SolarWinds customers, but also a valuable source of information for the broader IT professional community through improved user experience and engagement, expanded discussion topics and forums, and broader content offerings.

•

As part of the ongoing effort to drive greater awareness for its broad set of IT management capabilities, SolarWinds released five new free tools including Event Log Consolidator, a free tool for monitoring, consolidating, and addressing events logs on Windows® systems, VM Monitor for Microsoft® Hyper-V®, a free tool for monitoring the health of Hyper-V® environments, and three new free tools for use with Microsoft Active Directory® designed to help manage the routine tasks of removing inactive users (Inactive Computer Removal Tool) and computers (Inactive Computer Removal Tool), and adding users in bulk (User Import Tool).

•

SolarWinds products garnered additional accolades and awards from IT pros and industry influencers for their ease of use, power, and affordability. Recognized products included SolarWinds Network Performance Monitor, SolarWinds User Device Tracker, DameWare NT Utilities, SolarWinds Storage Manager, SolarWinds Virtualization Manager, and SolarWinds Log & Event Manager.

“With strong top- and bottom-line results for the first quarter, SolarWinds is off to a solid start for the year” added Mike Berry, SolarWinds’ Chief Financial Officer. “Driven largely by our broad-based outperformance in the first quarter coupled with our continued confidence in the strength of our business, we are increasing our revenue and earnings outlook for the full year. Overall, we continue to be very excited about our opportunities to generate solid revenue growth, profitability, and cash flow.”

Financial Outlook

As of April 26, 2012, SolarWinds is providing its financial outlook for its second quarter and full year of 2012. The financial information below represents forward-looking non-GAAP financial information, including an estimate of non-GAAP operating income as a percentage of revenue, and non-GAAP diluted earnings per share, for the second quarter of 2012 and for the full year 2012. These non-GAAP financial measures exclude, among other items mentioned below, stock-based compensation expense and related employer-paid payroll taxes. SolarWinds cannot reasonably estimate the expected stock-based compensation expense and related employer-paid payroll taxes for these future periods as the amounts depend upon such factors as the future price of SolarWinds’ stock for purposes of computation. In addition, costs related to non-recurring items and acquisitions are not something that SolarWinds can estimate because they are a function of what non-recurring items and acquisitions, if any, occur and the kind of costs incurred in connection with any such non-recurring items or acquisitions.

Financial Outlook for the Second Quarter of 2012

SolarWinds management currently expects to achieve the following results for the second quarter of 2012:

•	Total revenue in the range of $59.0–$60.2 million, or 29% to 31% growth over the second quarter of 2011.

•	Non-GAAP operating income representing approximately 50% of revenue.

•	Non-GAAP diluted earnings per share of $0.26–$0.27.

•	Weighted average shares outstanding of approximately 76.5 million.

Financial Outlook for Full Year 2012

SolarWinds management is increasing its annual outlook and currently expects to achieve the following results for the full year 2012:

•	Total revenue in the range of $250.0–$260.0 million, or 26% to 31% year-over-year growth.

•	Non-GAAP operating income representing 50%-51% of revenue.

•	Non-GAAP diluted earnings per share of $1.14–$1.19.

•	Weighted average shares outstanding of approximately 77.2 million.

Conference Call and Webcast

In conjunction with this announcement, SolarWinds will host a conference call today to discuss its financial results and other business at 8:00am CT (9:00am ET/6:00am PT). A live webcast of the event, including any supplemental information, will be available on the SolarWinds Investor Relations website at http://ir.solarwinds.com. A live dial-in will be available domestically at 877-397-0272 and internationally at +1-719-325-4915. To access the live call, please dial in 5-10 minutes before the scheduled start time. A replay of the webcast will be available on a temporary basis shortly after the event on the SolarWinds Investor Relations website.

Forward-Looking Statements

This press release contains “forward-looking” statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including SolarWinds’ financial outlook, its plan to focus efforts on delivering the unexpected simplicity of products that just work for IT professionals, and its belief that this plan will continue to set it apart from competition and allow it to continue to grow in the IT management market. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include all statements that are not historical facts and may be identified by terms such as “believe,” “continue,” or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the following: (a) the inability to generate significant volumes of sales leads from Internet search engines, marketing campaigns and traffic to our websites; (b) the possibility that general economic conditions or uncertainty cause information technology spending to be reduced or purchasing decisions to be delayed; (c) the presence or absence of occasional large customer orders, including in particular those placed by the U.S. federal government; (d) the inability to increase sales to existing customers and to attract new customers; (e) SolarWinds’ failure to integrate acquired businesses and any future acquisitions successfully; (f) the timing and success of new product introductions by SolarWinds or its competitors; (g) potential foreign exchange gains and losses related to expenses and sales denominated in currencies other than the functional currency of an associated entity; and (h) such other risks and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission, including the Form 10-Q that SolarWinds anticipates filing on or before May 10, 2012. All information provided in this release is as of the date hereof and SolarWinds undertakes no duty to update this information except as required by law.

Non-GAAP Financial Measures

In addition to disclosing financial measures prepared in accordance with GAAP, this press release and the accompanying tables contain certain non-GAAP financial measures. The tables below set forth a reconciliation of each of these non-GAAP measures to a GAAP financial measure that we consider to be most comparable. SolarWinds believes that each of these non-GAAP financial measures provides meaningful supplemental information regarding its performance by excluding certain items that may not be indicative of its core business operations. SolarWinds’ management and Board of Directors use certain of these non-GAAP measures to assess operational performance and to determine employee incentive compensation. Accordingly, these measures may provide helpful insight to investors on the motivation and decision-making of management in operating the business. SolarWinds considers free cash flow also to be a liquidity measure that provides important information regarding the cash generated by the business after the purchase of property and equipment that can then be used for, among other things, strategic acquisitions and investments in the business, stock repurchases and funding ongoing operations.

SolarWinds also believes that these non-GAAP financial measures are used by investors and security analysts to (a) compare and evaluate its performance from period to period and (b) compare its performance to those of its competitors. These non-GAAP measures exclude certain items that can vary substantially from company to company depending upon their financing and accounting methods, the book value of their assets, their capital structures and the method by which their assets were acquired.

There are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with GAAP, do not reflect a comprehensive system of accounting and may not be completely comparable to similarly-titled measures of other companies due to potential differences in the exact method of calculation between companies. Certain items that are excluded from these non-GAAP financial measures can have a material impact on operating and net income. In addition, free cash flow does not represent the total increase or decrease in the cash balance for the period.

As a result, these non-GAAP financial measures have limitations and should not be considered in isolation from, or as a substitute for the most comparable GAAP measures. SolarWinds’ management and Board of Directors compensate for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measure. Investors are encouraged to review the reconciliations of these non-GAAP financial measures to their most comparable GAAP financial measures that are set forth in the tables below.

About SolarWinds

SolarWinds (NYSE: SWI) provides powerful and affordable IT management software to customers worldwide – from Fortune 500 enterprises to small businesses. We work to put our users first and remove the obstacles that have become “status quo” in traditional enterprise software. SolarWinds products are downloadable, easy to use and maintain, and provide the power, scale, and flexibility needed to address users’ management priorities. Our online user community, thwack, is a gathering-place where tens of thousands of IT pros solve problems, share technology, and participate in product development for all of SolarWinds’ products. Learn more today at http://www.solarwinds.com.

SolarWinds, the SolarWinds logo and thwack marks are exclusive trademarks of SolarWinds, are registered with the U.S. patent and trademark office, and may be registered or pending registration in other countries. All other SolarWinds trademarks, service marks, and logos, including without limitation, DameWare and Storage Manager, Powered by Profiler, may be common law marks or registered or pending registration in the United States or in other countries. All other trademarks or registered trademarks mentioned herein are used for identification purposes only and may be trademarks or registered trademarks of their respective companies.

Copyright © 2012 SolarWinds Worldwide, LLC. All rights reserved.

CONTACTS:

Investors:	Media:
Dave Hafner	Tiffany Nels
Phone: 512.682.9867	Phone: 512.682.9545
ir@solarwinds.com	pr@solarwinds.com

SolarWinds, Inc.

Condensed Consolidated Balance Sheets

(In thousands, except share and per share information)

(Unaudited)

	March 31, 2012	December 31, 2011
Assets
Current assets:
Cash and cash equivalents	$139,336	$122,707
Short-term investments	31,849	29,688
Accounts receivable, net of allowances of $233 and $192 as of March 31, 2012 and December 31, 2011, respectively	27,848	26,965
Income tax receivable	1,170	110
Deferred taxes	753	668
Prepaid and other current assets	2,722	2,770

Total current assets	203,678	182,908
Property and equipment, net	7,463	7,341
Deferred taxes	3,449	3,334
Goodwill	118,285	110,746
Intangible assets and other, net	60,277	58,079

Total assets	$393,152	$362,408

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$2,580	$2,213
Accrued liabilities	8,369	9,442
Accrued earnout	960	3,513
Income taxes payable	836	779
Current portion of deferred revenue	79,055	73,774

Total current liabilities	91,800	89,721
Long-term liabilities:
Deferred revenue, net of current portion	3,931	3,373
Non-current deferred taxes	—	289
Other long-term liabilities	5,046	4,078

Total liabilities	100,777	97,461
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value: 123,000,000 shares authorized and 73,886,692 and 73,367,367 shares issued and outstanding as of March 31, 2012 and December 31, 2011, respectively	74	73
Additional paid-in capital	203,475	194,379
Accumulated other comprehensive loss	(1,570)	(2,769)
Accumulated earnings	90,396	73,264

Total stockholders’ equity	292,375	264,947

Total liabilities and stockholders’ equity	$393,152	$362,408

SolarWinds, Inc.

Condensed Consolidated Statements of Income

(In thousands, except per share information)

(Unaudited)

	Three Months Ended March 31,
	2012	2011
Revenue:
License	$27,457	$20,380
Maintenance and other	32,214	22,598

Total revenue	59,671	42,978
Cost of license revenue	1,880	765
Cost of maintenance and other revenue	2,393	1,721

Gross profit	55,398	40,492
Operating expenses:
Sales and marketing	16,560	11,727
Research and development	6,671	5,038
General and administrative	8,449	6,670

Total operating expenses	31,680	23,435

Operating income	23,718	17,057
Other income (expense):
Interest income	88	55
Other expense, net	(16)	(306)

Total other income (expense)	72	(251)

Income before income taxes	23,790	16,806
Income tax expense	6,659	5,096

Net income	$17,131	$11,710

Net income per share:
Basic earnings per share	$0.23	$0.16

Diluted earnings per share	$0.23	$0.16

Weighted shares used to compute net income per share:
Shares used in computation of basic earnings per share	73,743	72,368

Shares used in computation of diluted earnings per share	75,440	74,003

SolarWinds, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share amounts and percentages)

(Unaudited)

	Three Months Ended March 31,
	2012	2011
Revenue	$59,671	$42,978

GAAP cost of revenue	$4,273	$2,486
Amortization of intangible assets (1)	(1,682)	(701)
Stock-based compensation expense and related employer-paid payroll taxes (2)	(92)	(53)

Non-GAAP cost of revenue	$2,499	$1,732

GAAP gross profit	$55,398	$40,492
Amortization of intangible assets (1)	1,682	701
Stock-based compensation expense and related employer-paid payroll taxes (2)	92	53

Non-GAAP gross profit	$57,172	$41,246

GAAP sales and marketing expense	$16,560	$11,727
Stock-based compensation expense and related employer-paid payroll taxes (2)	(1,393)	(909)

Non-GAAP sales and marketing expense	$15,167	$10,818

GAAP research and development expense	$6,671	$5,038
Stock-based compensation expense and related employer-paid payroll taxes (2)	(801)	(470)

Non-GAAP research and development expense	$5,870	$4,568

GAAP general and administrative expense	$8,449	$6,670
Amortization of intangible assets (1)	(1,825)	(471)
Stock-based compensation expense and related employer-paid payroll taxes (2)	(1,848)	(1,428)
Acquisition related adjustments (3)	(222)	(1,004)

Non-GAAP general and administrative expense	$4,554	$3,767

GAAP operating expense	$31,680	$23,435
Amortization of intangible assets (1)	(1,825)	(471)
Stock-based compensation expense and related employer-paid payroll taxes (2)	(4,042)	(2,807)
Acquisition related adjustments (3)	(222)	(1,004)

Non-GAAP operating expense	$25,591	$19,153

GAAP operating income	$23,718	$17,057
Amortization of intangible assets (1)	3,507	1,172
Stock-based compensation expense and related employer-paid payroll taxes (2)	4,134	2,860
Acquisition related adjustments (3)	222	1,004

Non-GAAP operating income	$31,581	$22,093

GAAP other income (expense), net	$72	$(251)
Acquisition related adjustments (3)	9	—

Non-GAAP other income (expense), net	$81	$(251)

GAAP income tax expense	$6,659	$5,096
Income tax effect on non-GAAP exclusions (4)	2,191	1,047

Non-GAAP income tax expense	$8,850	$6,143

GAAP net income	$17,131	$11,710
Amortization of intangible assets (1)	3,507	1,172
Stock-based compensation expense and related employer-paid payroll taxes (2)	4,134	2,860
Acquisition related adjustments (3)	231	1,004
Tax benefits associated with above adjustments (4)	(2,191)	(1,047)

Non-GAAP net income	$22,812	$15,699

Non-GAAP diluted earnings per share (5)	$0.30	$0.21

Weighted average shares used in computing diluted earnings per share	75,440	74,003

Percentage of Revenue:
GAAP gross profit	92.8%	94.2%
Non-GAAP adjustments (1)(2)	3.0%	1.8%

Non-GAAP gross profit	95.8%	96.0%

GAAP operating margin	39.7%	39.7%
Non-GAAP adjustments (1)(2)(3)	13.2%	11.7%

Non-GAAP operating margin	52.9%	51.4%

GAAP net income	28.7%	27.2%
Non-GAAP adjustments (1)(2)(3)(4)	9.5%	9.3%

Non-GAAP net income	38.2%	36.5%

(1)	Amortization of Intangible Assets. We provide non-GAAP information which excludes expenses for the amortization of intangible assets which primarily relate to purchased intangible assets associated with our acquisitions. Because of varying fair value amounts of intangible assets, subjective impairment assumptions and the variety of useful lives, which affect the recognition of amortization expense, we believe that the exclusion of amortization expense allows for more accurate comparisons of our operating results to our peer companies. The amortization of purchased intangible assets associated with our acquisitions results in our recording expenses in our GAAP financial statements that were already expensed by the acquired company before the acquisition and for which we have not expended cash. Accordingly, we analyze the performance of our operations in each period without regard to such expenses.

(2)	Stock-Based Compensation Expense and Related Employer-Paid Payroll Taxes. We provide non-GAAP information which excludes expenses for stock-based compensation and related employer-paid payroll taxes. We believe the exclusion of these items allows for financial results that are more indicative of our continuing operations. We believe that the exclusion of stock-based compensation expense provides for a better comparison of our operating results to prior periods and to our peer companies as the calculations of stock-based compensation vary from period to period and company to company due to different valuation methodologies, subjective assumptions and the variety of award types. Employer-paid payroll taxes on stock- based compensation is dependent on our stock price and the timing of the taxable events related to the equity awards, over which our management has little control, and does not correlate to the core operation of our business. Because of these unique characteristics of stock-based compensation and the related employer-paid payroll taxes, management excludes these expenses when analyzing the organization's business performance.

(3)	Acquisition Related Adjustments. We exclude certain expense items resulting from acquisitions including the following, when applicable: (i) amortization of purchased intangible assets associated with our acquisitions (see Note 1 for further discussion); (ii) legal, accounting and advisory fees to the extent associated with acquisitions; (iii) changes in fair value of contingent consideration; (iv) costs related to integrating the acquired businesses; and (v) restructuring costs, including adjustments related to changes in estimates, related to acquisitions. We consider these adjustments, to some extent, to be unpredictable and dependent on a significant number of factors that are outside of our control. Furthermore, acquisitions result in non-continuing operating expenses, which would not otherwise have been incurred by us in the normal course of our organic business operations, with respect to each acquisition. We believe that providing non-GAAP information for acquisition related expense items in addition to the corresponding GAAP information allows the users of our financial statements to better review and understand the historic and current results of our continuing operations, and also facilitates comparisons to our historical results and results of less acquisitive peer companies, both with and without such adjustments.

(4)	Income Tax Effect of Non-GAAP Exclusions. We believe providing financial information with and without the income tax effect of excluding items related to our non-GAAP financial measures provide our management and users of the financial statements with better clarity regarding the on-going performance and future liquidity of our business.

(5)	Non-GAAP Diluted Earnings Per Share Item. We provide non-GAAP diluted earnings per share. The non-GAAP diluted earnings per share amount was calculated based on our non-GAAP net income and the weighted-average number of shares outstanding during the reporting period. The non-GAAP diluted earnings per share included additional dilution from potential issuance of common stock, except when such issuances would be anti-dilutive.

SolarWinds, Inc.

Reconciliation of Free Cash Flow to GAAP Cash Flows From Operating Activities

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2012	2011
Reconciliation of free cash flow to GAAP cash flows from operating activities:
GAAP cash flows from operating activities	$28,339	$18,866
Excess tax benefit from stock-based compensation	3,309	3,565
Purchases of property and equipment	(771)	(598)

Free cash flow (1)	$30,877	$21,833

(1)	Free Cash Flow: We define free cash flow as cash flows from operating activities plus the excess tax benefit from stock-based compensation and less the purchase of property and equipment. We believe free cash flow is an important liquidity measure that reflects the cash generated by the business after the purchase of property and equipment that can then be used for, among other things, strategic acquisitions and investments in the business, stock repurchases and funding ongoing operations.

SolarWinds, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2012	2011
Cash flows from operating activities
Net income	$17,131	$11,710
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,296	1,832
Provision for doubtful accounts	40	(11)
Stock-based compensation expense	3,865	2,669
Deferred taxes	(495)	(472)
Excess tax benefit from stock-based compensation	(3,309)	(3,565)
Other non-cash expenses	382	110
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed in business combinations:
Accounts receivable	(814)	(288)
Income taxes receivable	50	10
Prepaid and other current assets	73	1,420
Accounts payable	362	(278)
Accrued liabilities	(1,394)	(2,885)
Income taxes payable	3,216	5,421
Deferred revenue and other liabilities	4,936	3,193

Net cash provided by operating activities	28,339	18,866
Cash flows from investing activities
Purchases of short-term investments	(11,948)	—
Maturities of investments	9,540	—
Purchases of property and equipment	(771)	(598)
Purchases of intangible assets and other	(141)	(108)
Acquisition of businesses, net of cash acquired	(11,034)	(23,000)
Earnout payments for acquisitions	(3,203)	(3,743)

Net cash used in investing activities	(17,557)	(27,449)
Cash flows from financing activities
Repurchase of common stock	(1,334)	(305)
Exercise of stock options	3,256	5,193
Excess tax benefit from stock-based compensation	3,309	3,565

Net cash provided by financing activities	5,231	8,453
Effect of exchange rate changes on cash and cash equivalents	616	1,444

Net increase in cash and cash equivalents	16,629	1,314
Cash and cash equivalents
Beginning of period	122,707	142,003

End of period	$139,336	$143,317

Supplemental disclosure of cash flow information
Cash paid for income taxes	$3,812	$88

Noncash investing transactions
Accrued earnout	$951	$3,938